Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Three Months Ended March 31,


                                                                1997
                                                            Interest   Average
                                                  Average     Income/   Yield/
                                                  Balance    Expense(1) Rate(1)
                                               ---------------------------------

ASSETS
Interest-Earning Assets:
  Loans                                       $1,351,751    $29,882       8.97%
  Industrial Revenue Bonds (2)                     4,675        131      11.36%
  Investments:
    Taxable                                      370,423      5,783       6.33%
    Tax-Favored Debt Securities                      490          9       7.45%
    Tax-Favored Equity Securities                 20,448        282       5.59%
  Interest-Bearing Deposits in Banks                 100          1       4.06%
  Federal Funds Sold                              34,251        453       5.36%
                                                 -------    -------
    Total Interest-Earning Assets              1,782,138     36,541       8.32%
                                                            -------
  NonInterest-Earning Assets                     140,016
  Allowance for Possible Loan Losses             (28,197)
                                                 -------
    Total Assets                              $1,893,957
                                              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                       867,600      7,052       3.30%
  Certificates of Deposit $100,000
    and Over                                     106,888      1,394       5.29%
  Other Time Deposits                            415,404      5,223       5.10%
                                                 -------    -------
    Total Interest-Bearing Deposit             1,389,892     13,669       3.99%

  Short-Term Borrowings                           32,818        517       6.39%
  Long-Term Debt                                   2,549         50       7.96%
                                                 -------    -------
    Total Interest-Bearing Liabilities         1,425,259     14,236       4.05%
                                                            -------
NonInterest-Bearing Liabilities:

  Demand Deposits                                272,401
  Other Liabilities                               20,900
                                                 -------
    Total Liabilities                          1,718,560

  Stockholders' Equity                           175,397
                                                 -------
    Total Liabilities and
      Stockholders' Equity                    $1,893,957
                                              ==========
Net Interest Income                                         $22,305
                                                            =======

Interest Rate Spread (3)                                                  4.27%

Net Yield on Earning Assets (4)                                           5.08%



(1) On a fully taxable equivalent basis. Calculated using a Federal Income Tax Rate of 35%. Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial
     Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.


Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Three Months Ended March 31,


                                                                1996
                                                              Interest  Average
                                                   Average     Income/   Yield/
                                                   Balance    Expense(1) Rate(1)
                                                --------------------------------

ASSETS
Interest-Earning Assets:
  Loans                                       $1,277,064    $29,291       9.22%
  Industrial Revenue Bonds (2)                     5,156        148      11.54%
  Investments:
    Taxable                                      300,021      4,658       6.24%
    Tax-Favored Debt Securities                    1,546         37       9.63%
    Tax-Favored Equity Securities                 40,608        602       5.96%
  Interest-Bearing Deposits in Banks                 146          -       3.00%
  Federal Funds Sold                              39,121        446       4.59%
                                                 -------    -------
    Total Interest-Earning Assets              1,663,662     35,182       8.51%
                                                            -------
  NonInterest-Earning Assets                     150,721
  Allowance for Possible Loan Losses             (28,372)
                                                 -------
    Total Assets                              $1,786,011
                                              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                       801,793      6,588       3.30%
  Certificates of Deposit $100,000
    and Over                                     103,853      1,503       5.82%
  Other Time Deposits                            434,775      5,978       5.53%
                                                 -------    -------
    Total Interest-Bearing Deposits            1,340,421     14,069       4.22%

  Short-Term Borrowings                           32,380         475      5.90%
  Long-Term Debt                                   2,493          48      7.74%
                                                 -------    -------
    Total Interest-Bearing Liabilities         1,375,294     14,592       4.27%
                                                            -------
NonInterest-Bearing Liabilities:

  Demand Deposits                                233,086
  Other Liabilities                               22,067
                                                 -------
    Total Liabilities                          1,630,447

  Stockholders' Equity                           155,564
                                                 -------
    Total Liabilities and
      Stockholders' Equity                    $1,786,011
                                              ==========
Net Interest Income                                         $20,590
                                                            =======

Interest Rate Spread (3)                                                  4.24%

Net Yield on Earning Assets (4)                                           4.98%



(1) On a fully taxable equivalent basis. Calculated using a Federal Income Tax Rate of 35%. Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial
     Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.